Exhibit 10.3

CITIZENS BANK, NATIONAL ASSOCIATION

209 Church Street

New Haven, Connecticut 06510

September 4, 2019

Connecticut Water Service, Inc.

93 West Main Street

Clinton, CT 06413

Re:	First Modification of Revolving Credit Facility (the “First Modification”)

To Whom It May Concern:

We are pleased to confirm the willingness of Citizens Bank, National Association (the “Bank”) to amend and modify the terms and conditions of the existing revolving credit facility (the “Facility”) provided to Connecticut Water Service, Inc. (the “Company”) pursuant to a letter agreement between the Bank and the Company dated as of December 14, 2018 (as amended and in effect from time to time, the “Letter Agreement”). Any capitalized terms used in this First Modification but not otherwise defined herein shall have the meanings for such terms set forth in the Letter Agreement.

The Letter Agreement is hereby amended as follows:

Section 2 of the Letter Agreement, entitled “Amount,” is hereby amended and restated in its entirety as follows:

2.     Amount. The aggregate principal amount of loans, advances and other extensions of credit outstanding under the Facility as provided herein (each, a “Revolving Loan” and collectively, the “Revolving Loans”) shall not at any time exceed (i) $95,000,000 during the period commencing as of September 4, 2019 and continuing through February 29, 2020 and (ii) $75,000,000 at all times after March 1, 2020 (the “Commitment Amount”). Except as provided herein, the Commitment Amount shall not be subject to reduction except upon the mutual agreement of the Bank and the Company.

Section 4 of the Letter Agreement, entitled “Promissory Note,” is hereby amended and restated as follows:

4.     Promissory Note. The Facility shall be evidenced by a Second Amended and Restated Promissory Note dated September 4, 2019, in the original principal amount of $95,000,000, made by the Company to the order of the Bank (the “Note”). The Note is made in substitution for, but not as a novation of, the

Amended and Restated Promissory Note dated December 14, 2018. The Note shall be in substantially the form of Exhibit A attached hereto. The Bank shall record the date and amount of each Revolving Loan in a loan account maintained by the Bank for the Facility and the Bank’s records with respect to such loan account shall, absent manifest error, be conclusive and binding.

Exhibit A to the Letter Agreement, entitled “Form of Amended and Restated Promissory Note,” is hereby amended and restated by deleting Exhibit A to the Letter Agreement and replacing it with Exhibit A hereto.

The Bank and the Company hereby acknowledge and agree that except as provided in this First Modification, the Letter Agreement, the Note and all other documents executed in connection therewith remain in full force and effect and have not been modified or amended in any respect, it being the intention of Bank and the Company that this First Modification and the Letter Agreement be read, construed and interpreted as one and the same instrument.

This First Modification and the Letter Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Neither this First Modification, the Letter Agreement nor any provision hereof and thereof may be changed, waived, discharged, modified, or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Letter Agreement.

This First Modification may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Modification by telecopier, facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this First Modification. The signature of any party on this First Modification by telecopier, facsimile or other electronic means is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any telecopier, facsimile or other electronic signature is to be re-executed in original form by the party which executed the telecopier, facsimile or other electronic signature. No party raise the use of a telecopier, facsimile or other electronic signature, or the fact that any signature was transmitted through the use of a telecopier, facsimile machine or other electronic means, as a defense to the enforcement of this First Modification.

This First Modification shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut.

Please confirm the Company’s acceptance of this First Modification by signing and returning to us the enclosed copy of this First Modification.

[remainder of page intentionally left blank; signature page follows]

[Signature Page to First Modification of Revolving Credit Facility]

CITIZENS BANK, NATIONAL ASSOCIATION

By:	/s/ Anthony H. Castellon
Name:	Anthony H. Castellon
Title:	Senior Vice President

The Company does hereby acknowledge and agree to the terms and conditions of the foregoing First Modification as well as the Letter Agreement, as amended, and does hereby ratify, confirm and restate other document, agreement and instrument executed by the Company in connection with the Letter Agreement, as amended, the grant, if any, of the liens, security interests and other encumbrances thereunder, and the agreements, covenants, obligations, representations and warranties thereunder and therein as of the date hereof.

CONNECTICUT WATER SERVICE, INC.

By:	/s/ David C. Benoit
Name:	David C. Benoit
Title:	President and CEO

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED PROMISSORY NOTE

[see attached]